April 24, 1997





John Hancock Cash Reserve, Inc.
101 Huntington Avenue
Boston, MA 02199

RE:      Rule 24e-2 Notice for John Hancock Cash Reserve, Inc.
         File Nos. 2-66461; 811-2995  (0000314721)


Ladies and Gentlemen:

In connection with the filing of Amendment No. 22 pursuant to Rule 24e-2 under the Investment Company Act of 1940, as amended, registering by Post-Effective Amendment No. 19 under the Securities Act of 1933, as amended, 75,588,125 shares of the John Hancock Cash Reserve, Inc. (the "Fund") in reliance upon Rule 24e-2, it is the opinion of the undersigned that such shares will when sold be legally issued, fully paid and nonassessable.


                                                     Sincerely,

                                                     /s/ Alfred P. Ouellette

                                                     Alfred P. Ouellette
                                                     Assistant Secretary
                                                     Member of Massachusetts Bar